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                                                                     EXHIBIT 2.2

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

  This First Amendment to Agreement and Plan of Merger, dated as of September 19, 1995 (this "First Amendment"), among First Data Corporation, a Delaware corporation ("Parent"), FDC Merger Corp., a Georgia corporation and a wholly owned subsidiary of Parent ("Sub"), and First Financial Management Corporation, a Georgia corporation (the "Company").

                                  WITNESSETH:

  Whereas, Parent, Sub and the Company have entered into that certain Agreement and Plan of Merger dated as of June 12, 1995 (the "Merger Agreement"), providing for the merger of Sub with and into the Company upon the terms and subject to the conditions contained therein; and

  Whereas, in connection with the settlement of certain litigation commenced by certain stockholders of the Company, the parties hereto desire to amend the Merger Agreement in accordance with Section 7.3 thereto.

  Now, Therefore, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

    1. Section 7.1 of the Merger Agreement is hereby amended by deleting from subsection (d) thereto the reference to "May 31, 1996" and substituting therefor the date "August 31, 1996."

    2. Section 5.7 of the Merger Agreement is hereby amended by deleting from subsection (b)(ii) thereto and from the second paragraph under subsection
  (c) thereto the references to "$70 million" and substituting therefor the number "$68 million."

    3. The Merger Agreement, as amended by this First Amendment, shall remain in full force and effect in accordance with its terms. This First Amendment may be executed in one or more counterparts. No modification of this First Amendment shall be valid unless in writing and signed by the parties hereto. In the event of any conflict between the provisions of this First Amendment and the provisions of the Merger Agreement, the provisions of this First Amendment shall control.
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  In Witness Whereof, the parties hereto have executed this First Amendment to the Merger Agreement as of the date first written above.

                                          First Data Corporation

                                                  /s/ David P. Bailis
                                          By: _________________________________
                                                      David P. Bailis
                                                         Secretary

Attest:

       /s/ Thomas A. Rossi
- -------------------------------------
           Thomas A. Rossi
         Assistant Secretary

                                          FDC Merger Corp.

                                                  /s/ David P. Bailis
                                          By: _________________________________
                                                      David P. Bailis
                                                         Secretary

Attest:

       /s/ Thomas A. Rossi
- -------------------------------------
           Thomas A. Rossi
         Assistant Secretary

                                          First Financial Management
                                           Corporation

                                                /s/ Randolph L. M. Hutto
                                          By: _________________________________
                                            Name: Randolph L. M. Hutto
                                            Title:  Senior Executive Vice
                                            President

Attest:

        /s/ Barry W. Burt
- -------------------------------------
Name: Barry W. Burt
Title:  Assistant Secretary

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